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                                                                    EXHIBIT 23.1

                    CONSENT OF KPMG LLP, INDEPENDENT AUDITORS

The Board of Directors
Packeteer, Inc.:

We consent to the incorporation herein by reference of our reports dated January 19, 2001 relating to the consolidated balance sheets of Packeteer, Inc. and subsidiaries as of December 31, 2000 and 1999, and the related consolidated statements of operations, stockholders' equity and comprehensive loss, and cash flows for each of the years in the three-year period ended December 31, 2000, and the related financial statement schedule which reports appear in the December 31, 2000 Annual Report on Form 10-K of Packeteer, Inc.

                                        /s/ KPMG LLP


Mountain View, California

July 15, 2001